Exhibit 99.1

SPX Corporation Announces Receipt of Requisite Consents for and Pricing
of
Its Previously Announced Tender Offer and Consent Solicitation for its
7 5/8% Notes due 2014

CHARLOTTE, NC — January 23, 2014 — SPX Corporation (NYSE:SPW) (the “Company”) today announced that, in connection with its previously announced offer (the “Tender Offer”) to purchase for cash any and all of its 7 5/8% Notes due 2014 (the “Notes”) and related consent solicitation (the “Consent Solicitation”), it has received the requisite consents to amend the indenture governing the Notes.  The terms and conditions of the Tender Offer and the Consent Solicitation, which are referred to collectively as the “Offer,” are described in an Offer to Purchase and Consent Solicitation Statement, dated January 8, 2014 (the “Statement”) and the related Consent and Letter of Transmittal, which has been sent to the holders of the Notes.

The Consent Solicitation expired at 5:00 p.m. New York City time on January 22, 2014 (the “Consent Deadline”).  At the Consent Deadline, $340.26 million aggregate principal amount of Notes, representing 68.05% of the outstanding Notes, had been validly tendered and not withdrawn.  As a result, the requisite number of consents have been received with respect to the Consent Solicitation.  Accordingly, the Company and U.S. Bank National Association, the trustee under the indenture governing the Notes, entered into a supplemental indenture, which amended the indenture to, among other things, eliminate substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the Notes when due), eliminate certain events of default, and reduce the minimum redemption notice period from 30 days to three business days.

Holders of Notes validly tendered and not withdrawn at or prior to the Consent Deadline and accepted for purchase received the “Total Consideration” specified in the table below, which included the Consent Payment (as defined in the Statement), on January 23, 2014 (the “Initial Settlement Date”).  Holders of Notes validly tendered and not withdrawn after the Consent Deadline but at or prior to the Expiration Time (as defined below) and accepted for purchase will be eligible to receive the “Tender Offer Consideration,” namely the Total Consideration minus the Consent Payment specified in the table below.  In addition to the Total Consideration or Tender Offer Consideration, as applicable, holders of Notes accepted for purchase have received or will receive Accrued Interest (as defined in the Statement) on those Notes from the last interest payment date with respect to those Notes to, but not including, the Initial Settlement Date or the expected Final Settlement Date (as defined below), as the case may be.

CUSIP No./CINS	Title of Security	Outstanding Principal Amount	Tender Offer Consideration (1)(2)	Consent Payment(1)	Total Consideration (1)(2)
784635 AL8	7 5/8% Senior Notes due 2014	$500,000,000	$1,042.28	$20	$1,062.28

(1)                                 Per $1,000 principal amount of Notes.

(2)                                 Excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.

The Tender Offer is expected to expire at 11:59 p.m., New York City time, on February 5, 2014 (such date and time, as it may be extended, the “Expiration Time”).  The settlement date for Notes validly tendered after the Consent Deadline but on or before the Expiration Time is expected to be February 6, 2014 (the “Final Settlement Date”). The withdrawal deadline of 5:00 p.m., New York City time, on January 22, 2014 (the “Withdrawal Deadline”) has passed and has not been extended.  Holders of Notes who validly tendered their Notes prior to the Withdrawal Deadline, and holders of Notes who validly tender their Notes after the Withdrawal Deadline but on or prior to the Expiration Time, may not withdraw their tendered Notes unless we are required to extend withdrawal rights under applicable law.

The Company currently intends, but is under no obligation, to call for redemption and satisfy and discharge, in accordance with the terms of the indenture, any and all of the Notes that are not tendered as of the Expiration Time on the Final Settlement Date.

This press release does not constitute a notice of redemption under the optional redemption provision of the indenture governing the Notes.

The Tender Offer is subject to certain conditions.  If any of the conditions are not satisfied, SPX is not obligated to accept for purchase, or to pay for, any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer.  Full details of the terms and conditions of the Tender Offer and Consent Solicitation are included in SPX’s Offer to Purchase and Consent Solicitation, dated January 8, 2014.

Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent and Tender Agent, at (212) 269-5550 (banks and brokers), (800) 290-6426 (all others) or spx@dfking.com.

J.P. Morgan Securities LLC is acting as Dealer Manager and Solicitation Agent for the Tender Offer and the Consent Solicitation.  Questions regarding the Tender Offer and the Consent Solicitation may be directed to the Dealer Manager and Solicitation Agent at (212) 270-1200 (collect) or (800) 245-8812 (toll free).

About SPX

Based in Charlotte, North Carolina, SPX Corporation (NYSE: SPW) is a global Fortune 500 multi-industry manufacturing leader with approximately $5 billion in annual revenue, operations in more than 35 countries and over 14,000 employees. The company’s highly-specialized, engineered products and technologies are concentrated in flow technology and energy infrastructure. Many of SPX’s innovative solutions are playing a role in helping to meet rising global demand for electricity and processed foods and beverages, particularly in emerging markets. The company’s products include food processing systems for the food and beverage industry, critical flow components for oil and gas processing, power transformers for utility companies, and cooling systems for power plants. For more information, please visit www.spx.com.

No Offer or Solicitation

This announcement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in the Offer to Purchase and Consent Solicitation and, if given or made, such information or representation may not be relied upon as having been authorized by the Company, the Information Agent and Tender Agent or the Dealer Manager and Solicitation Agent.  None of the Company, the Information Agent and Tender Agent or the Dealer Manager and Solicitation Agent make any recommendation in connection with the Tender Offer or Consent Solicitation.

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Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “intends”, “plan”, “expect,” “anticipate,” “project”, “will” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contacts:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
E-mail: investor@spx.com	jennifer.epstein@spx.com